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                                                                     EXHIBIT (6)

                        INVESTMENT ADVISORY, MANAGEMENT
                          AND ADMINISTRATION AGREEMENT

     Agreement, dated as of July 24, 1992 between THE LATIN AMERICA DOLLAR INCOME FUND, INC., a corporation organized under the laws of the State of Maryland (herein referred to as the "Fund"), and SCUDDER, STEVENS & CLARK, INC., a corporation organized under the laws of the State of Delaware (herein referred to as the "Investment Manager").

     WITNESSETH: That, in consideration of the mutual covenants herein contained, it is agreed by the parties as follows:

          1. The Investment Manager hereby undertakes and agrees, upon the terms and conditions herein set forth (i) to make investment decisions for the Fund, to prepare and make available to the Fund research and statistical data in connection therewith and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out the transactions, all in accordance with the Fund's investment objectives and policies and in accordance with guidelines and directions from the Fund's Board of Directors; (ii) to maintain or cause to be maintained for the Fund all books, records and reports and any other information required under the Investment Company Act of 1940, as amended (the "1940 Act"), to the extent that such books, records and reports and other information are not maintained by the Fund's custodian or other agents of the Fund; (iii) to furnish at the Investment Manager's expense for the use of the Fund such office space and facilities as the Fund may require for its reasonable needs in the City of New York and to furnish at the Investment Manager's expense clerical services in the United States related to research, statistical and investment work; (iv) to render to the Fund administrative services which shall include preparing reports to and meeting materials for the Fund's Board of Directors and reports and notices to stockholders, preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including preliminary and definitive proxy materials and post-effective amendments to the Fund's Registration Statement, providing assistance in certain accounting and tax matters and investor and public relations, monitoring the valuation of portfolio securities, assisting in the calculation of net asset value and calculation and payment of distributions to stockholders, and overseeing arrangements with the Fund's custodian, including the maintenance of books and records of the Fund; (v) to assist the Fund as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Fund's Board of Directors; and (vi) to pay the reasonable salaries, fees and expenses of such of the Fund's officers and employees (including the Fund's share of payroll taxes) and any fees and expenses of such of the Fund's directors as are directors, officers or employees of the Investment Manager; provided, however, that the Fund, and not the Investment Manager, shall bear travel expenses (or an appropriate portion thereof) of directors and officers of the Fund who are directors, officers or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof or advisors thereto. The Investment Manager shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Fund other than those specifically allocated to the Investment Manager in this paragraph. In particular, but without limiting the generality of the foregoing, the Investment Manager shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are directors, officers or employees of the Investment Manager whose services may be involved, for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including overhead or employee costs of the Investment Manager or of any one or more organizations retained as an advisor or consultant to the Fund); fees payable to the Investment Manager and to any advisors or consultants; legal expenses; auditing and accounting expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; stock exchange listing fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund's custodians, sub-custodians, transfer agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued
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     by the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; expenses of the Fund's dividend reinvestment and cash purchase plan (except for brokerage expenses paid by participants in such plan); costs of stationery; any litigation expenses; and costs of stockholders' and other meetings.

          2. The Fund agrees to pay in United States dollars to the Investment Manager, as full compensation for the services to be rendered and expenses to be borne by the Investment Manager hereunder, a monthly fee which, on an annual basis, is equal to 1.20% per annum of the value of the Fund's average weekly net assets. Each payment of a monthly fee to the Investment Manager shall be made within the ten days next following the day as of which such payment is so computed.

          3. The Investment Manager agrees that it will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund otherwise than for investment.

          4. Nothing herein shall be construed as prohibiting the Investment Manager from providing investment advisory services to, or entering into investment advisory agreements with, other clients (including other registered investment companies), including clients which may invest in securities of Latin American issuers, or from utilizing (in providing such services) information furnished to the Investment Manager by advisors and consultants to the Fund and others; nor shall anything herein be construed as constituting the Investment Manager an agent of the Fund.

          5. The Investment Manager may rely on information reasonably believed by it to be accurate and reliable. Neither the Investment Manager nor its officers, directors, employees or agents shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or by reason of reckless disregard on the part of the Investment Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Investment Manager, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Investment Manager.

          6. This Agreement shall remain in effect for a period of two years from the date the Fund's Registration Statement on Form N-2 is declared effective by the SEC, and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or of the Investment Manager cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time without penalty, on 60 days' written notice, by the Fund's Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund or by the Investment Manager. Any such notice shall be deemed given when received by the addressee. This Agreement shall automatically be terminated in the event of its assignment.

          7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto, except as permitted under the 1940 Act or rules and regulations adopted under the 1940 Act. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or of the Investment Manager, cast in person at a meeting called for the purpose of voting on such approval.

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          8.  This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

                            THE LATIN AMERICA DOLLAR INCOME FUND, INC.

                            By:

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                               Name:
                               Title:

                            SCUDDER, STEVENS & CLARK, INC.

                            By:

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                               Name:
                               Title:

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